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                                                                  Exhibit 5.1

                         TESTA, HURWITZ & THIBEAULT, LLP

                                ATTORNEYS AT LAW

                       HIGH STREET TOWER, 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
OFFICE  (617) 248-7000                                    FAX (617) 248-7000

                                            September 13, 1999

Atlantic Data Services, Inc.
One Batterymarch Park
Quincy, Massachusetts 02169

      Re:   Registration Statement on Form S-8 Relating to the
            Amended and Restated 1997  Stock Plan, as amended
            --------------------------------------------------

Ladies and Gentlemen:

      Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Atlantic Data Services, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

      We are counsel to the Company and are familiar with the proceedings of its shareholders and Board of Directors. We have examined original or certified copies of the Company's Second Amended and Restated Articles of Organization, the Company's Second Amended and Restated By-Laws, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion.

      We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Amended and Restated 1997 Stock Plan, as amended (the "Plan") will be, upon receipt of the consideration provided for in the Plan, validly issued, fully paid and nonassessable after the issuance of such Shares in accordance with the terms of the Plan.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,


                                /s/ TESTA, HURWITZ & THIBEAULT, LLP